EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BRP Group, Inc. of our report dated August 9, 2019 relating to the financial statements of Millennial Specialty Insurance LLC, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-233908) of BRP Group, Inc.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 23, 2019